FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter Results

-- Net Income of $193 million; achieves record quarterly Adjusted EBITDA and AFFO --

BOSTON – November 3, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the third quarter of 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are pleased to report a set of very strong results for the third quarter, including all-time record Adjusted EBITDA and AFFO. As we shared with the market at our Investor Event in September, we have set out a path for our growth trajectory with Project Matterhorn," said William L. Meaney, President and CEO of Iron Mountain. "In doing so, our expanded total addressable market along with our widened suite of solutions have enabled us to continue our mission of delivering value for our customers and as a result to achieve revenue growth of 18% and growth in Adjusted EBITDA of 16% on a constant currency basis, or 14% and 12%, respectively, on a reported basis."

Financial Performance Highlights for the Third Quarter and Year-to-Date 2022

($ in millions, except per share data)

	Three Months Ended		Y/Y % Change		Year to Date		Y/Y % Change	
	9/30/22	9/30/21	Reported $	Constant Fx	9/30/22	9/30/21	Reported $	Constant Fx
Storage Rental Revenue	$760	$719	6%	10%	$2,265	$2,145	6%	9%
Service Revenue	$527	$412	28%	33%	$1,560	$1,187	31%	35%
Total Revenue	**$1,287**	**$1,130**	**14%**	**18%**	**$3,825**	**$3,332**	**15%**	**18%**
Net Income	$193	$68	n/a		$436	$391	12%	
Reported EPS	$0.66	$0.23	n/a		$1.49	$1.34	11%	
Adjusted EPS	$0.48	$0.40	20%		$1.34	$1.09	23%	
Adjusted EBITDA	$469	$418	12%	16%	$1,355	$1,204	13%	16%
Adjusted EBITDA Margin	*36.5%*	*37.0%*	*(50) bps*		*35.4%*	*36.1%*	*(70) bps*	
AFFO	$288	$263	9%		$823	$745	11%	
AFFO per share	$0.98	$0.90	9%		$2.82	$2.56	10%	

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- Total reported Revenues for the third quarter were $1.29 billion, compared with $1.13 billion in the third quarter of 2021, an increase of 13.9%. Excluding the impact of foreign currency exchange (Fx), total reported Revenues increased 18.2% compared to the prior year, driven by a 32.8% increase in Service revenue, while Storage rental revenue increased 9.8%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic constant currency basis, service revenue grew 21.8%. Year to date, total reported Revenues increased 14.8%, or 18.0% excluding the impact of Fx.

- Net Income for the third quarter was $192.9 million compared with $68.1 million in the third quarter of 2021. Year to date, Net Income was $436.5 million, compared with $391.3 million in 2021.

- Adjusted EBITDA for the third quarter was $469.4 million, compared with $417.8 million in the third quarter of 2021, an increase of 12.4%. On a constant currency basis, Adjusted EBITDA increased by 16.5% in the third quarter, driven by the strong increase in Service revenue and productivity benefits. Year to date, Adjusted EBITDA was $1.4 billion, compared with $1.2 billion in 2021, an increase of 12.6%. On a constant currency basis, year to date Adjusted EBITDA increased 15.8%.

- FFO (Normalized) per share was $0.76 for the third quarter, compared with $0.72 in the third quarter of 2021, an increase of 5.6%. Year to date, FFO (Normalized) per share was $2.17, compared with $2.03 in 2021, or an increase of 7.2%.

- AFFO was $288.0 million for the third quarter, compared with $263.5 million in the third quarter of 2021, an increase of 9.3%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. Year to date, AFFO was $823.1 million, compared with $744.9 million in 2021, or an increase of 10.5%.

- AFFO per share was $0.98 for the third quarter, compared with $0.90 in the third quarter of 2021, an increase of 8.9%, driven by improved Adjusted EBITDA, partially offset by increases in interest expense and cash taxes. Year to date, AFFO per share was $2.82, compared with $2.56 in 2021, or an increase of 9.9%.

Dividend

On November 3, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the fourth quarter. The fourth quarter 2022 dividend is payable on January 5, 2023, for shareholders of record on December 15, 2022.

Guidance

Iron Mountain affirmed full year 2022 guidance; details are summarized in the table below.

2022 Guidance(1)

($ in millions, except per share data)	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

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3 About Iron Mountain Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals. To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Senior Manager, Investor Relations Gillian.Tiltman@ironmountain.com Sarah.Barry@ironmountain.com (617) 286-4881 (617) 237-6597

4 Forward Looking Statements We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes", "expects", "anticipates", "estimates", "plans", "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, (3) FFO (Nareit), (4) FFO (Normalized), and (5) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

5 Condensed Consolidated Balance Sheets (Unaudited; dollars in thousands) 9/30/2022 12/31/2021 ASSETS Current Assets: Cash and Cash Equivalents $155,223 $255,828 Accounts Receivable, Net 1,133,596 961,419 Prepaid Expenses and Other 268,030 224,020 Total Current Assets $1,556,849 $1,441,267 Property, Plant and Equipment: Property, Plant and Equipment $8,794,078 $8,647,303 Less: Accumulated Depreciation (4,063,636) (3,979,159) Property, Plant and Equipment, Net $4,730,442 $4,668,144 Other Assets, Net: Goodwill $4,831,306 $4,463,531 Customer and Supplier Relationships and Other Intangible Assets 1,444,924 1,181,043 Operating Lease Right-of-Use Assets 2,556,253 2,314,422 Other 574,942 381,624 Total Other Assets, Net $9,407,425 $8,340,620 Total Assets $15,694,716 $14,450,031 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $81,275 $309,428 Accounts Payable 432,384 369,145 Accrued Expenses and Other Current Liabilities 929,566 1,032,537 Deferred Revenue 282,687 307,470 Total Current Liabilities $1,725,912 $2,018,580 Long-term Debt, Net of Current Portion 10,228,846 8,962,513 Long-term Operating Lease Liabilities, Net of Current Portion 2,405,751 2,171,472 Other Long-term Liabilities 398,830 144,053 Deferred Income Taxes 307,717 223,934 Redeemable Noncontrolling Interests 93,821 72,411 Total Long-term Liabilities $13,434,965 $11,574,383 Total Liabilities $15,160,877 $13,592,963 Equity Total Equity $533,839 $857,068 Total Liabilities and Equity $15,694,716 $14,450,031

Quarterly Condensed Consolidated Statements of Operations

(Unaudited; dollars in thousands, except per-share data)

	Q3 2022	Q2 2022	Q/Q % Change	Q3 2021	Y/Y % Change
Revenues:					
Storage Rental	$760,370	$753,126	1.0 %	$718,614	5.8 %
Service	526,575	536,408	(1.8)%	411,534	28.0 %
Total Revenues	**$1,286,945**	**$1,289,534**	**(0.2)%**	**$1,130,148**	**13.9 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$546,041	$556,476	(1.9)%	$481,663	13.4 %
Selling, General and Administrative	285,299	295,394	(3.4)%	241,596	18.1 %
Depreciation and Amortization	175,077	178,254	(1.8)%	174,818	0.1 %
Acquisition and Integration Costs	5,554	16,878	(67.1)%	1,138	n/a
Restructuring Charges	3,382	—	—	50,432	(93.3)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(14,170)	(51,249)	(72.4)%	(935)	n/a
Total Operating Expenses	**$1,001,183**	**$995,753**	**0.5 %**	**$948,712**	**5.5 %**
Operating Income	**$285,762**	**$293,781**	**(2.7)%**	**$181,436**	**57.5 %**
Interest Expense, Net	121,767	115,057	5.8 %	103,809	17.3 %
Other (Income) Expense, Net	(52,870)	(41,217)	28.3 %	(18,501)	n/a
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$216,865**	**$219,941**	**(1.4)%**	**$96,128**	**n/a**
Provision (Benefit) for Income Taxes	23,934	18,083	32.4 %	28,017	(14.6)%
Net Income (Loss)	**$192,931**	**$201,858**	**(4.4)%**	**$68,111**	**n/a**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	767	1,777	(56.8)%	428	79.2 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$192,164**	**$200,081**	**(4.0)%**	**$67,683**	**n/a**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.66	$0.69	(4.3)%	$0.23	n/a
Diluted	$0.66	$0.68	(2.9)%	$0.23	n/a
Weighted Average Common Shares Outstanding - Basic	290,937	290,756	0.1 %	289,762	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,552	292,487	—	291,482	0.4 %

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7 Year to Date Condensed Consolidated Statements of Operations (Unaudited; dollars in thousands, except per-share data) YTD 2022 YTD 2021 % Change Revenues: Storage Rental $2,264,566 $2,144,942 5.6 % Service 1,559,959 1,187,002 31.4 % Total Revenues $3,824,525 $3,331,944 14.8 % Operating Expenses: Cost of Sales (excluding Depreciation and Amortization) $1,649,139 $1,408,151 17.1 % Selling, General and Administrative 861,416 760,098 13.3 % Depreciation and Amortization 536,946 507,145 5.9 % Acquisition and Integration Costs 38,093 3,415 n/a Restructuring Charges 3,382 129,686 (97.4) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (66,124) (134,321) (50.8) % Total Operating Expenses $3,022,852 $2,674,174 13.0 % Operating Income $801,673 $657,770 21.9 % Interest Expense, Net 351,266 313,451 12.1 % Other (Income) Expense, Net (38,186) (200,018) (80.9) % Net Income (Loss) Before Provision (Benefit) for Income Taxes $488,593 $544,337 (10.2) % Provision (Benefit) for Income Taxes 52,097 153,073 (66.0) % Net Income (Loss) $436,496 $391,264 11.6 % Less: Net Income (Loss) Attributable to Noncontrolling Interests 1,952 2,693 (27.5) % Net Income (Loss) Attributable to Iron Mountain Incorporated $434,544 $388,571 11.8 % Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated: Basic $1.49 $1.34 11.2 % Diluted $1.49 $1.34 11.2 % Weighted Average Common Shares Outstanding - Basic 290,673 289,255 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,294 290,697 0.5%

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

(Dollars in thousands)

	Q3 2022	Q2 2022	Q/Q % Change	Q3 2021	Y/Y % Change
Net Income (Loss)	**$192,931**	**$201,858**	**(4.4)%**	**$68,111**	**n/a**
Add / (Deduct):					
Interest Expense, Net	121,767	115,057	5.8 %	103,809	17.3 %
Provision (Benefit) for Income Taxes	23,934	18,083	32.4 %	28,017	(14.6)%
Depreciation and Amortization	175,077	178,254	(1.8)%	174,818	0.1 %
Acquisition and Integration Costs	5,554	16,878	(67.1)%	1,138	n/a
Restructuring Charges	3,382	—	—	50,432	(93.3)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(14,170)	(51,249)	(72.4)%	(935)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(56,226)	(46,103)	22.0 %	(21,517)	n/a
Stock-Based Compensation Expense	14,326	20,256	(29.3)%	12,644	13.3 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,859	1,672	71.0 %	1,252	n/a
Adjusted EBITDA	**$469,434**	**$454,706**	**3.2 %**	**$417,769**	**12.4 %**

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; and (v) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

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9 Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA (Dollars in thousands) YTD 2022 YTD 2021 % Change Net Income (Loss) $436,496 $391,264 11.6 % Add / (Deduct): Interest Expense, Net 351,266 313,451 12.1 % Provision (Benefit) for Income Taxes 52,097 153,073 (66.0) % Depreciation and Amortization 536,946 507,145 5.9 % Acquisition and Integration Costs 38,093 3,415 n/a Restructuring Charges 3,382 129,686 (97.4) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate) (66,124) (134,321) (50.8) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (48,814) (209,001) (76.6) % Stock-Based Compensation Expense 45,923 45,913 — Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures 5,869 3,340 75.7 % Adjusted EBITDA $1,355,134 $1,203,965 12.6%

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q3 2022	Q2 2022	Q/Q % Change	Q3 2021	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.66**	**$0.68**	**(4.0)%**	**$0.23**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.02	0.06	(68.4)%	—	—
Restructuring Charges	0.01	—	—	0.17	(93.2)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.05)	(0.18)	(73.1)%	(0.01)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.19)	(0.16)	20.1 %	(0.07)	n/a
Stock-Based Compensation Expense	0.05	0.07	(30.0)%	0.04	22.4 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	(0.03)	(54.2)%	0.02	n/a
Net Income (Loss) Attributable to Noncontrolling Interests	—	0.01	(100.0)%	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.48**	**$0.46**	**4.3 %**	**$0.40**	**20.0 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended September 30, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended September 30, 2022, quarter ended June 30, 2022, and quarter ended September 30, 2021 was 16.5%, respectively.

Adjusted Earnings Per Share, or Adjusted EPS

We define Adjusted Earnings per Share ("Adjusted EPS") as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; and (vi) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

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11 Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share YTD 2022 YTD 2021 % Change Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.49 $1.34 10.6 % Add / (Deduct): Acquisition and Integration Costs 0.13 0.01 n/a Restructuring Charges 0.01 0.45 (97.4) % Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets 0.02 — — (Gain) Loss on Disposal/Write-Down of PP&E, Net (0.22) (0.46) (51.5) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (0.17) (0.72) (76.8) % Stock-Based Compensation Expense 0.16 0.16 — Tax Impact of Reconciling Items and Discrete Tax Items (1) (0.09) 0.31 n/a Net Income (Loss) Attributable to Noncontrolling Interests 0.01 0.01 (27.9) % Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated $1.34 $1.09 22.9% (1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended September 30, 2022 and 2021 is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted Earnings per Share ("Adjusted EPS") for the year-to-date periods ended September 30, 2022 and 2021 was 16.5%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q3 2022	Q2 2022	Q/Q % Change	Q3 2021	Y/Y % Change
Net Income (Loss)	**$192,931**	**$201,858**	**(4.4)%**	**$68,111**	**n/a**
Add / (Deduct):					
Real Estate Depreciation (1)	74,652	75,008	(0.5)%	79,463	(6.1)%
(Gain) Loss on Sale of Real Estate, Net of Tax	(15,666)	(48,978)	(68.0)%	748	n/a
Data Center Lease-Based Intangible Asset Amortization (2)	3,687	4,040	(8.7)%	10,458	(64.7)%
FFO (Nareit)	**$255,604**	**$231,928**	**10.2 %**	**$158,780**	**61.0 %**
Add / (Deduct):					
Acquisition and Integration Costs	5,554	16,878	(67.1)%	1,138	n/a
Restructuring Charges	3,382	—	—	50,432	(93.3)%
Loss (Gain) on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	2,616	(2,270)	n/a	(1,668)	n/a
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(56,226)	(46,103)	22.0 %	(21,517)	n/a
Stock-Based Compensation Expense	14,326	20,256	(29.3)%	12,644	13.3 %
Real Estate Financing Lease Depreciation	3,020	3,427	(11.9)%	3,740	(19.3)%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(5,184)	(8,250)	37.2 %	5,304	n/a
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	223	374	(40.4)%	(17)	n/a
FFO (Normalized)	**$223,315**	**$216,240**	**3.3 %**	**$208,836**	**6.9 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.87	$0.79	10.1 %	$0.55	59.6 %
FFO (Normalized)	$0.76	$0.74	2.7 %	$0.72	5.6 %
Weighted Average Common Shares Outstanding - Basic	290,937	290,756	0.1 %	289,762	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,552	292,487	—	291,482	0.4 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.

(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.

(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)

Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("Nareit") as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).

Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (iv) Other expense (income), net; (v) Stock-based compensation expense; (vi) Real estate financing lease depreciation; and (vii) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share

FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

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Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Q3 2022	Q2 2022	Q/Q % Change	Q3 2021	Y/Y % Change
FFO (Normalized)	**$223,315**	**$216,240**	**3.3 %**	**$208,836**	**6.9 %**
Add / (Deduct):					
Non-Real Estate Depreciation	36,458	37,667	(3.2)%	37,128	(1.8)%
Amortization Expense (1)	46,764	48,332	(3.2)%	36,361	28.6 %
Amortization of Deferred Financing Costs	4,472	3,454	29.5 %	4,027	11.1 %
Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases	1,851	1,821	1.7 %	2,251	(17.7)%
Non-Cash Rent Expense (Income)	5,522	4,384	26.0 %	3,722	48.4 %
Reconciliation to Normalized Cash Taxes	7,366	(9,422)	n/a	8,133	(9.4)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,193	857	39.3 %	1,021	16.9 %
Less:					
Recurring Capital Expenditures	38,972	32,399	20.3 %	37,995	2.6 %
AFFO	**$287,971**	**$270,934**	**6.3 %**	**$263,484**	**9.3 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	$0.98	$0.93	6.3 %	$0.90	8.9 %
Weighted Average Common Shares Outstanding - Basic	290,937	290,756	0.1 %	289,762	0.4 %
Weighted Average Common Shares Outstanding - Diluted	292,552	292,487	—	291,482	0.4 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $10.5M, $9.8M, and $7.7M in Q3 2022, Q2 2022, and Q3 2021, respectively.

Adjusted Funds From Operations, or AFFO

Adjusted funds from operations ("AFFO") is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of customer inducements and above- and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share

AFFO divided by weighted average fully-diluted shares outstanding.

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14 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Dollars in thousands, except per-share data) YTD 2022 YTD 2021 % Change Net Income (Loss) $436,496 $391,264 11.6 % Add / (Deduct): Real Estate Depreciation (1) 228,993 230,294 (0.6) % (Gain) Loss on Sale of Real Estate, Net of Tax (64,430) (106,033) (39.2) % Data Center Lease-Based Intangible Asset Amortization (2) 11,850 31,423 (62.3) % FFO (Nareit) $612,909 $546,948 12.1 % Add / (Deduct): Acquisition and Integration Costs 38,093 3,415 n/a Restructuring Charges 3,382 129,686 (97.4) % (Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate) (573) (2,890) (80.2) % Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures (48,814) (209,001) (76.6) % Stock-Based Compensation Expense 45,923 45,913 — Real Estate Financing Lease Depreciation 10,227 10,791 (5.2) % Tax Impact of Reconciling Items and Discrete Tax Items (3) (26,090) 65,120 n/a Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures 577 (30) n/a FFO (Normalized) $635,634 $589,952 7.7 % Per Share Amounts (Fully Diluted Shares): FFO (Nareit) $2.10 $1.88 11.4 % FFO (Normalized) $2.17 $2.03 7.2 % Weighted Average Common Shares Outstanding - Basic 290,673 289,255 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,294 290,697 0.5% (1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases. (2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets. (3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

15 Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (continued) (Dollars in thousands, except per-share data) YTD 2022 YTD 2021 % Change FFO (Normalized) $635,634 $589,952 7.7 % Add / (Deduct): Non-Real Estate Depreciation 111,406 106,185 4.9 % Amortization Expense (1) 145,590 106,097 37.2 % Amortization of Deferred Financing Costs 13,536 12,470 8.6 % Revenue Reduction Associated with Amortization of Customer Inducements and Above- and Below-Market Leases 5,532 6,578 (15.9) % Non-Cash Rent Expense (Income) 13,033 13,091 (0.4) % Reconciliation to Normalized Cash Taxes 1,405 10,080 (86.1) % Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures 3,160 2,902 8.9 % Less: Recurring Capital Expenditures 106,156 102,487 3.6 % AFFO $823,140 $744,868 10.5 % Per Share Amounts (Fully Diluted Shares): AFFO Per Share $2.82 $2.56 9.9 % Weighted Average Common Shares Outstanding - Basic 290,673 289,255 0.5 % Weighted Average Common Shares Outstanding - Diluted 292,294 290,697 0.5% (1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $28.9M and $22.4M in YTD 2022 and YTD 2021, respectively.